SCHEDULE 14A INFORMATION



                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934-



Filed by the Registrant-                                |X|
Filed by a Party other than the Registrant              | |
Check the appropriate box:

| | Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to  ss.240.14a-11(c) or ss.240.14a-12


                     FRANKLIN CONSOLIDATED MINING CO., INC.
                (Name of Registrant as Specified in Its Charter)


                     FRANKLIN CONSOLIDATED MINING CO., INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

| | No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          _______________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          _______________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          _______________________________________________________


     4)   Proposed maximum aggregate value of transaction:

          _______________________________________________________

     5)   Total Fee Paid:

          _______________________________________________________

| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ________________________________
     2)   Form Schedule or Registration Statement No. ____________
     3)   Filing Party: __________________________________________
     4)   Date Filed: ____________________________________________

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                                76 Beaver Street
                                    Suite 500
                             New York, NY 10005-3402
                            Telephone (212) 344-2828


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held - October 12, 1998



A Annual Meeting of Stockholders of Franklin Consolidated Mining Co., Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 304 Rte. 22 West, Springfield, N.J. 07081, on Monday, October 12, 1998 at 5:30 p.m., for the following purposes:


     (1) The election of four directors for a term expiring at the 1999 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified (the "Election of Directors");

     (2) The approval of an amendment to the Certificate of Incorporation of the Company to change the name of the Company from "Franklin Consolidated Mining Co., Inc." to "WCM Capital, Inc." (The "Certificate of Incorporation Amendment");

     (3) To approve the appointment of Lazar Levine & Felix LLP as independent auditors for the Company for the fiscal year ended December 31, 1998; and

     (4) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only holders of the Company's Common Stock, of record on August 13, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At August 13, 1998, the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, 3,955,173 shares of Common Stock were issued and outstanding.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY AT 76 BEAVER STREET, SUITE 500, NEW YORK, NEW YORK 10005-3402. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                             By Order of the Board of Directors,


                                             /s/ Robert Waligunda
                                             -----------------------------------
New York, New York
September 10, 1998                           Robert Waligunda, Secretary

                     FRANKLIN CONSOLIDATED MINING CO., INC.

                             -----------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                            Tuesday, October 12, 1998
                            ------------------------


                                 PROXY STATEMENT
                            ------------------------


                               GENERAL INFORMATION


This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Consolidated Mining Co., Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, October 12, 1998 or any and all adjournments thereof, with respect to the following matters:


     (1) The election of four directors for a term expiring at the 1999 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified (the "Election of Directors");

     (2) The approval of an amendment to the Certificate of Incorporation of the Company to change the name of the Company from "Franklin Consolidated Mining Co., Inc." to "WCM Capital, Inc." (The "Certificate of Incorporation Amendment");

     (3) To approve the appointment of Lazar Levine & Felix LLP as independent auditors for the Company for fiscal year ended December 31, 1998; and

     (4) The transaction of such other business as may properly come before the meeting or any adjournment thereof.


The Annual Meeting (the "Meeting") will be held on October 12, 1998 at 5:30 p.m. at the Holiday Inn, 304 Rte. 22 West, Springfield, N.J. 07081. The Notice of Annual Meeting, Proxy Statement, Proxy Card and the Annual Report will be mailed on or about September 11, 1998 to shareholders of record of the Company as of August 13, 1998.


If the enclosed proxy card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted in favor of all of the proposals set forth above.

VOTING RIGHTS AND OUTSTANDING SHARES

Only shareholders of record at the close of business on August 13, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on August 13, 1998, 3,955,173 shares of common stock, par value $.01 per share (the "Common Stock") of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting. Pursuant to Delaware law, abstentions are not counted as votes against the election of directors, but proxies on which abstentions are marked are counted for purposes of determining the presence of a quorum. Broker non-voters are not counted as shares entitled to vote at the meeting.

The presence in person or by proxy of a majority of the shares held by shareholders entitled to vote at the Annual Meeting is necessary in order to constitute a quorum for the meeting. If a quorum is present, the matters set forth herein and in the accompanying notice will require an affirmative vote by a majority of the votes to which shareholders voting at the meeting are entitled with respect to each such matter.

REVOCABILITY OF PROXIES

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Company at the address on the Notice of Annual Meeting, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

BOARD OF DIRECTORS PROXY SOLICITATION

The costs of soliciting the proxies and of the meeting, including the costs of preparing and mailing this Proxy Statement and other material, will be borne by the Company. As of the Record Date, it is anticipated that the total cost to the Company will be approximately $35,000 (including legal and other professional fees). In addition to solicitation by mail, certain directors, officers and regular employees of the Company may, without additional compensation, solicit proxies by telephone, personal interview or facsimile transmission to encourage shareholder participation in the voting process. The Board of Directors has appointed directors J. Terry Anderson and Robert L. Waligunda as the proxy holders for the Annual Meeting of Shareholders. The Company will also request banks, brokers, and others who hold shares in the Company in nominee names to distribute proxy soliciting material to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

The Company's executive offices are currently located at 76 Beaver Street, Suite 500, New York, New York 10005.

                              ELECTION OF DIRECTORS

                              Item 1 on Proxy Card


The Board of Directors has fixed the number of directors constituting the whole Board as four and has selected the following nominees for election to a term expiring at the 1999 Annual Meeting or until their successors have been elected and qualified:

                               William C. Martucci
                                Robert Waligunda
                                 Ronald Ginsberg
                                Robert W. Singer

Unless authority to vote for directors is withheld in the proxy, the persons named in the accompanying proxy intend to vote for the election of the five nominees listed above.

All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends. Of all of the nominees for director, only Mr. Waligunda was previously elected by the shareholders at the last Annual Meeting of Shareholders held in November, 1995. There are no family relationships between the nominees for the Board of Directors.

The following biographical information is furnished with respect to each of the five nominees for election at the Annual Meeting. The information includes age as of the date of the meeting, present position, if any, with the Company, period served as director, and other business experience during the past five years. The offices referred to in the second column refer to the offices with the Company unless stated otherwise.

WILLIAM C. MARTUCCI, 56               From 1974 to the present, Mr. Martucci has
                                      served as president and chairman of United
                                      Grocers Clearing House,  Inc., a privately
                                      held  company  he  founded  to  serve  the
                                      coupon    redemption,    fulfillment   and
                                      promotional  needs  of  manufacturers  and
                                      retailers.   Mr.   Martucci  is  the  sole
                                      stockholder, director and president of POS
                                      Financial,  Inc., an ATM/Kiosk network. In
                                      1997 Mr. Martucci  founded and is the sole
                                      director,   officer  and   shareholder  of
                                      Shoppers  Online,   Inc.  which  transmits
                                      full-motion video  merchandising  programs
                                      to  retail  outlets.   Additionally,   Mr.
                                      Martucci is the sole shareholder, director
                                      and president of U.S. Mining, Inc. ("USM")
                                      Mr.   Martucci   received  a  Bachelor  of
                                      Science   in   Philosophy   from   Florida
                                      International University in 1973.

Robert L. Waligunda, 52.              Mr.  Waligunda has served as a Director of
Director, Secretary, Treasurer        the  Company  since 1985 and as  Secretary
                                      and  Treasurer of the Company since August
                                      1995.  From  1965  to  the  present,   Mr.
                                      Waligunda has served as founder, President
                                      and   principal    stockholder    of   Sky
                                      Promotions,

                                      Inc.,  a Pittstown,  New Jersey  marketing
                                      and management  company involved in sales,
                                      advertising   and  marketing  of  hot  air
                                      balloons and  inflatable  products.  He is
                                      the founder and director of  International
                                      Professional    Balloon    Pilots   Racing
                                      Association,  a  member  of  the  advisory
                                      board of Aerostar International, Inc., the
                                      world's   oldest   and   largest   balloon
                                      manufacturing company, and a member of the
                                      National   Aeronautic   Association,   the
                                      Experimental Aircraft Association, and the
                                      Airplane Owner and Pilots Association. Mr.
                                      Waligunda  received  a Masters  of Science
                                      degree  in  guidance   and   psychological
                                      services from Springfield College in 1968.

RONALD GINSBERG, 63                   Mr. Ginsberg; is President of the Foodtown
                                      Supermarket Cooperative,  headquartered in
                                      Edison,  New Jersey.  He is also Secretary
                                      and   Director  of  Twin  County   Grocers
                                      located in Edison, New Jersey and Director
                                      of  the  New  Jersey  Food  Council.   Mr.
                                      Ginsberg   attended  Drexel  Institute  of
                                      Technology and Temple University.

ROBERT W. SINGER,  50.                Mr. Singer currently holds the position of
                                      Assistant   Majority  Leader  in  the  New
                                      Jersey Senate. Prior to being elected as a
                                      state  Senator,  he served  three terms in
                                      the New Jersey  Assembly.  In this  latter
                                      capacity,  Mr.  Singer was named  Majority
                                      Whip, by his Colleagues and served as both
                                      Vice   Chairman   of  the   Commerce   and
                                      Regulated    Professions   Committee   and
                                      Community  Development,   Agriculture  and
                                      Tourism  Committee.   Senator  Singer  has
                                      distinguished  himself, among his national
                                      peers,   for   his   ability   to   create
                                      environments  where  high  technology  and
                                      economic   development  can  coexist  with
                                      environmental  priorities.   Additionally,
                                      the Senator is Vice-President of Corporate
                                      Relations  for  Community/Kimball  Medical
                                      Centers, and affiliate of the St. Barnabas
                                      Health Care System.


The Board of Directors met 3 times during 1997. All of the directors attended 100% of the meetings of the Board. The Board of Directors has established an Audit Committee currently comprised of Messrs. Anderson, Otten and Schurman who are not slated for re-election and whose term will expire when their successors are duly elected and qualified. The Board of Directors will appoint new members to the Audit Committee at its annual meeting, immediately following the Annual Meeting of Shareholders. The Audit Committee's function includes recommending annually to the Board of Directors a firm of independent auditors to audit and review the Company's books, records and the scope of such firm's audit, reviewing reports and recommendations of the Company's independent auditors, review the scope of all-internal audits and reports and recommendations in connection therewith and review non-audit services provided by the Company's principal independent auditors. The Audit Committee has not held any meetings since its formation in February, 1998. There are no other Committees of the Board other than the Audit Committee.

EXECUTIVE OFFICERS

The executive officers of the Company are appointed annually by the Board of Directors and, to date, have served an indefinite term. The current officers serve on a part-time basis. No family relationship exists between any of the executive officers of the Company.

Name                                Age                   Position

J. Terry Anderson                   51          Chairman, President, Director

Robert L. Waligunda                 53          Secretary, Treasurer, Director

Richard Brannon                     49          Vice President - West Coast
                                                  Operations

BENEFICIAL OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The following table lists the beneficial ownership of shares of the Company's Common Stock as of August 13, 1998 for (a) all directors, (b) all nominees for director (c) all executive officers, (d) each person who is known by the company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock, (e) all directors and executive officers as a group.

Name of                           Amount and                 Current Percent    Percent of Class if
Beneficial Owner                  Nature of                  of Class           Shareholders Approve
                                  Beneficial                                    Restated Certificate of
                                  Ownership                                     Incorporation
J. Terry Anderson                  167,586 (1)                  4.2%                    #

Robert Waligunda                    7,700 (2)                   2.2%                    #

William C. Martucci                  -0-

George Otten                         -0-                                                #

Steven Schurman                      -0-                                                #

Richard Brannon                      -0-                                                #

Ronald Ginsberg                      -0-                                                #

Robert W. Singer                     -0-                                                #
                                 ------------                  -----

                                   175,286                      4.4%
All Officers and
Directors as a Group
(5 persons)
--------------------
#    Less than one percent

(1) Includes 67,526 shares owned by Mr. Anderson, 400 shares owned by Bruce E. Anderson Trust under which Mr. Anderson acts as trustee and 99,661 shares owned by Anderson Chemical Company for which Mr. Anderson serves as a director and president and owns approximately 21% of the outstanding shares. Mr. Anderson disclaims any beneficial ownership with respect to shares of the Company owned by family members other than those specifically set forth above.

(2)  Includes 1200 shares pledged as collateral to a non-affiliate individual.
---------------------

To the Company's knowledge and based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of the Company's issued and outstanding shares of Common Stock ("Beneficial Owner") has filed any forms and reports required to be filed pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended December 31, 1997; and no officer, director or Beneficial Holder has submitted any representation letter to the Company stating that they are not subject to the filing requirements under Section 16 of the Exchange Act for fiscal year 1997.

CERTAIN PRINCIPAL OWNERS

As of the Record Date, no persons are known to the Company to be the beneficial owners of more than (5%) of the Company's Common Stock, the only voting stock of the Company as of the Record Date. The Company has 3,955,173 shares of Common Stock issued and outstanding as of the Record Date.

EXECUTIVE COMPENSATION

The Company's three executive officers, Messrs. Anderson, Waligunda and Brannon, received no significant compensation in fiscal year 1997. The Company granted no options to any of the Company's Executive Officers in 1997. None of the Company's executive officers owns any options of the Company and there were no exercise of any option in 1997 by any such persons.

The Company has not adopted any stock option plans, medical insurance plans or retirement, pension, profit sharing or insurance plans for the benefit of its directors, officers or employees.

No officer or director of the Company receives any cash compensation for services rendered as a director and/or officer.

None of the Company officers have entered into written employment agreements with the Company.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

During fiscal year 1998, Mr. Anderson lent the Company approximately $23,000 and Anderson Chemical Company, a company for which Mr. Anderson serves as director and president, lent the Company approximately $85,000 for working capital and other expenses. Additionally, in July, 1997, Anderson Chemical Company loaned the Company $20,000 evidenced by a Promissory Note bearing interest at a rate of 12% per annum. As of the Record Date, these loans remain outstanding.

On December 25, 1976, the Company leased 28 patented mining claims from Audrey and David Hayden ("Hayden") and Dorothy Kennec pursuant to a mining lease and option to purchase dated November 12, 1976 (the "Hayden/Kennec Lease"). On November 13, 1997, US Mining,

Inc., a New Jersey corporation wholly owned and controlled by Mr. Martucci ("USM"), entered into an agreement with Hayden to purchase her interest in the Hayden/Kennec Lease (the "Hayden Contract"). It is anticipated that the closing will occur on delivery by Hayden of clear title to the property. Upon the closing of the transactions contemplated by the Hayden Contract, USM will own 50% of the mineral rights evidenced by the Hayden/Kennec Leases.

On March 5, 1998, the Company executed a promissory note (the "Note") in the aggregate principal amount of Nine Hundred Fifty Five Thousand Seven Hundred Fifty Six Dollars and Twenty Two Cents ($955,756.22) in favor of USM. The aggregate principal amount of the Note represented certain monies advanced by POS Financial, Inc., a New Jersey corporation owned and controlled by Mr. Martucci ("POS") to fund operations and development of the Company's mining properties. The Note was thereafter assigned to USM on March 9, 1998. The Note bears interest at a rate of 8% per annum. The Note was originally due and payable on May 4, 1998; however, USM extended this date to July 4, 1998 (the "Maturity Date"). The Note was secured by a security interest in substantially all of the assets of the Company (the "Secured Assets"). As of September 1, 1998, the Company owes USM approximately $1,154,561.48, which includes principal and accrued and unpaid interest on the Note.

As of the Maturity Date, the Company has been unable to pay the obligations evidenced by the Note. The Company is currently exploring its options with respect to fulfilling its obligations under the Note, including the possibility of satisfying this obligation by issuing common stock of the Company to the holder in lieu of a cash payment.


                     CERTIFICATE OF INCORPORATION AMENDMENT

                              Item 2 on Proxy Card

The Board of Directors of the Company has proposed that the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") be further amended to change the name of the Company from "Franklin Consolidated Mining Co., Inc." to "WCM Capital, Inc." The proposed amendment is as follows:

"FIRST:  The name of the corporation shall be "WCM Capital, Inc."

The Amendment to the Company's Restated Certificate of Incorporation changing the name of the Company, if passed, would become effective upon the filing with the Secretary of State of Delaware a Certificate of Amendment, which filing is expected to take place shortly after the Shareholders approve the amendment. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Amendment at the 1998 Annual Meeting is required to approve the Certificate of Incorporation Amendment.

The Board of Directors believe that a name change would be beneficial to the Company because it allows for a diversity of operations which is consistent with the future plans of the Company.

The Board recommends a vote for IN FAVOR OF the Certificate of Incorporation Amendment.


                             Appointment of Auditors

                              Item 3 on Proxy Card

The Board of Directors has appointed Lazar Levine & Felix LLP, to audit the financial statements of the Company for the fiscal year ended December 31, 1998. The Company retained Lazar Levine & Felix LLP ("LLP") as its independent auditors for fiscal year 1997 after notifying JH

Cohn, LLP ("Cohn") of its decision to dismiss the firm as its independent auditors. The decision to dismiss Cohn was approved by the Board of Directors of the Company. Representatives of LLF will not be present at the meeting.

During fiscal year 1995 and 1996 of the Company, none of the reports issued by Cohn on the financial statements of the Company contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to audit scope, or account principles; however, Cohn has qualified or modified its reports on the financial statements of the Company as a going concern. During fiscal years 1995 and 1996 and any subsequent interim periods prepared by Cohn prior to their dismissal, there were no disagreements between the Company and Cohn concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Cohn to make a reference to the subject matter thereof in its report had such disagreement not been resolved to the satisfaction of Cohn.

The proposal will be approved if it receives the affirmative vote of a majority of the shares of common stock of the Company represented at the meeting.

The Board of Directors recommends that you vote IN FAVOR OF the appointment of LLF, Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

                                 Other Business

The Board of Directors is not aware of any other matters to be presented at the meeting. IF any other matters would properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of Shareholders intended to be submitted at the next annual meeting must be received by the Company on or before March 1, 1999 to be eligible for inclusion in the Company's proxy statement, an accompanying notice of proxy for such meeting.

INCORPORATION BY REFERENCE

Any document incorporated by reference and not delivered to holders herewith may be obtained by any holder upon his or her request, whether written or oral, within one business day of the receipt by the Company of such request, by contacting Robert Waligunda, Secretary of the Company, 78 Beaver Street, Suite 500, New York, New York 10005, Telephone Number 212-344-2828, Facsimile Number 212-344-4537.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission may be obtained by written request to the Company at its principal offices in New York, New York.


Date:  Sept. 10, 1998                  By Order of the Board of Directors

                                       /s/  Robert Waligunda
                                            ----------------------------------

                                            Robert Waligunda, Secretary